UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2018, Cedar Realty Trust, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted, among other things, to approve an amendment to Article V of the Company’s Articles of Incorporation (the “Charter”) to provide that the power to adopt, alter and/or repeal the Company’s by-laws (the “By-laws”) no longer be vested exclusively with the Company’s Board of Directors (the “Board”). On May 4, 2018, the Company filed corresponding articles of amendment (the “Charter Amendment”) with the Maryland State Department of Assessments and Taxation, which became effective upon filing.

In addition, effective upon the filing of the Charter Amendment, the Board adopted amendments to Article 2, Section 2.06 and Article 9 of the By-laws (the “By-law Amendments”), which provide stockholders with the ability to adopt, alter or repeal the By-laws by the affirmative vote of a majority of all votes entitled to be cast on the matter. The By-law Amendments further clarify that the affirmative vote of the majority of votes cast is required for approval of all other matters that come before stockholders at a meeting for approval, other than the election of directors at a meeting in which the number of director nominees exceeds the number of directors to be elected at such meeting, in which case, each of the directors to be elected at such meeting will be elected by a plurality of all votes cast at such meeting.

The foregoing summary of the Charter Amendment and By-law Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment and Amended and Restated By-laws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holder.

On May 2, 2018 the Company held the Annual Meeting. The Company previously filed with the Securities and Exchange Commission the annual proxy statement and related materials pertaining to this meeting.

At the meeting, stockholders voted on four proposals: (1) the election of directors, (2) ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018, (3) advisory (non-binding) vote on executive compensation, and (4) approval of the Charter Amendment. A total of 84,761,080 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting, in person or by proxy, representing approximately 92.42% of the outstanding stock entitled to vote at such meeting.

Each proposal was approved, pursuant to the following voting results:

1.	Election of Directors.

	For	Against	Abstain	Broker Non-Votes
Abraham Eisenstat	79,586,442	1,437,766	18,437	3,718,434
Gregg A. Gonsalves	80,235,210	784,674	22,761	3,718,434
Pamela N. Hootkin	79,721,851	1,300,358	20,437	3,718,434
Steven G. Rogers	79,631,031	1,387,053	24,561	3,718,434
Bruce J. Schanzer	79,667,593	1,352,292	22,761	3,718,434
Roger M. Widmann	79,340,174	1,677,910	24,561	3,718,434

2.	Appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes
83,251,476	1,492,443	17,160	*

*	No broker non-votes arose in connection with this proposal due to the fact that the matter was not considered a non-routine matter under New York Stock Exchange rules.

3.	Advisory (non-binding) vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
79,419,654	1,517,930	105,061	3,718,434

4.	Approval of the Charter Amendment.

For	Against	Abstain	Broker Non-Votes
80,887,583	96,075	81,233	3,696,189

Item 9.01.	Financial statements and exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of the Company

3.2	Amended and Restated By-laws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2018

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO